UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 30, 2009
(Date of earliest event reported: October 28, 2009)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Richard J. Santagati as a Director of Revlon, Inc.  On October 30, 2009, Revlon, Inc. announced that its Board of Directors has elected Richard J. Santagati as a Director of Revlon, Inc. effective October 28, 2009. With the election of Mr. Santagati, Revlon, Inc.’s Board of Directors is now comprised of twelve members, eight of whom constitute independent Directors under NYSE standards.

Mr. Santagati (66) served as the President of Merrimack College from 1994 to 2008.  Prior to his tenure at Merrimack College, Mr. Santagati served as President and Chief Executive Officer of Artel Communications Corporation, a high-tech company, from 1991 to 1994, as a Partner of Lighthouse Capital, Inc., a private investment management firm, from 1990 to 1991, and as Chief Executive Officer of Gaston & Snow, formerly a nationally-recognized, Boston-based law firm, from 1986 to 1990.  From 1965 to 1986, Mr. Santagati served in various senior management roles of increasing responsibility with various telecommunications providers, including serving as President and Chief Executive Officer of NYNEX Business Information Systems from 1982 to 1986.  Mr. Santagati formerly served as a Director on the Boards of the following companies which were required to file reports under the Securities Exchange Act of 1934:  CTC Communications Group, Inc., from 1991 to 2004, and Celerity Solutions, from 1997 to 2005.  Mr. Santagati is also involved with a number of civic organizations and institutions.

Mr. Santagati is not a party to any of the arrangements that would require disclosure under Item 5.02 of Current Report on Form 8-K, nor any of the transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal
Officer & General Counsel

Date: October 30, 2009